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                                                                     Exhibit 2.2




                           LIQUIDATING TRUST AGREEMENT



                                   relating to



                                    ELEKTRYON
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                           LIQUIDATING TRUST AGREEMENT

                            ________________ __, 2001



            The parties to this agreement (this "Agreement") are Elektryon, a Nevada corporation, and Wendell H. Adair, Jr., Curtis Olsen and John Cavalier (collectively, the "Trustees").


            Elektryon has transferred substantially all of its assets to Solo Energy Corporation ("Solo") pursuant to the Asset Acquisition Agreement, dated as of April 16, 2001 (the "Asset Acquisition Agreement"), by and between Elektryon and Solo. The transactions contemplated by the Asset Acquisition Agreement are referred to herein as the "Asset Acquisition." The Asset Acquisition is structured as a tax free reorganization to avoid taxation at the Elektryon corporate level, and this requires that Elektryon be dissolved and its assets, net of its liabilities, be distributed to its shareholders. Accordingly, this Agreement provides for the establishment of a liquidating trust (the "Liquidating Trust") to hold Elektryon's remaining assets.


            It is therefore agreed as follows:

            1. Establishment of Trust.

                  1.1 Upon execution of this agreement, Elektryon is assigning and transferring to the Trustees all of Elektryon's non-cash assets and rights of every kind, and the Trustees shall hold those assets and rights, together with any income earned thereon and all other property of Elektryon that may come into their possession (collectively, the "Trust Property") in trust for the benefit of the shareholders of Elektryon (the "Beneficiaries"). The sole purpose of this Trust is to hold the Trust Property, pay all claims against the Trust Property ("Claims") that the Trustees determine appropriate, defend against, litigate, settle or otherwise dispose of any other Claims, and pay over and distribute to the Beneficiaries any portion of the Trust Property remaining after the payment of all Claims, subject to the limitations set forth in the Asset Acquisition Agreement on the distribution of common stock, par value $0.0001 per share ("Solo Common Stock"), of Solo received by Elektryon. The Trust shall not have any power to engage in any trade or business or any other activity except as specifically provided in this agreement.
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                  1.2 As soon as practicable after execution of this Agreement,
Elektryon shall arrange to transfer to the Trustees all non-cash property held by Elektryon, and the Trustees shall hold and dispose of that property as part of the Trust Property in accordance with the terms of this agreement.

            2. Powers and Duties of Trustees.

                  2.1 The Trustees shall hold, manage, invest and reinvest the Trust Property, receive the income therefrom, and make such payments of the principal and income as they may, in their absolute discretion, determine proper to carry out the purpose of the Trust.

                  2.2 The Trustees shall have all such powers and authority as they may determine appropriate to carry out their obligations under this Agreement, including, but not limited to, the power and authority:

                  (a) to pay, or defend, litigate, arbitrate, compromise, or settle, any Claim, and, in their absolute discretion, to make all determinations necessary in connection with any Claim;

                  (b) to engage professionals, including attorneys, accountants, investment advisors and others (for the purpose of any litigation or otherwise), and to pay to those professionals, out of the Trust Property, reasonable compensation and reimbursement of expenses;

                  (c) to hold all or part of the Trust Property uninvested;

                  (d) to deposit moneys in FDIC or FSLIC insured demand deposit accounts at any bank or trust company and to invest the Trust Property (other than shares of Solo Common Stock) in (i) debt securities issued by the United States of America or by any agency or instrumentality of the United States of America with a maturity of twelve months or less, (ii) certificates of deposit issued with a maturity of twelve months or less by banks that are members of the Federal Reserve System having a capital stock and surplus aggregating at least $100,000,000, (iii) commercial paper rated no less than A-1 or P-1, or (iv) money market funds investing in securities described in the preceding clauses;

                  (e) to exercise any right incident to any securities or other property held by the Trust at any time, including, but not limited to voting rights with


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respect to the shares of Solo Common Stock received from Elektryon and Solo pursuant to the terms of the Asset Acquisition Agreement;

                  (f) to authorize any one or more of the Trustees or any other person or entity to act with respect to any specified transaction or transactions, to sign a particular check or checks, and to execute any other instrument or instruments in their name or on behalf of the Trust; and

                  (g) to take all such other action, and execute and deliver all such documents and agreements, as they may determine necessary or appropriate to carry out their responsibilities under this agreement.

                  2.3 The Trustees shall maintain or cause to be maintained records and books of account relating to the Trust Property in accordance with generally accepted accounting principles consistently applied and shall at all reasonable times permit any authorized representative designated by any Beneficiary to have access to the financial records relating to the Trust Property. The Trustees shall provide the Beneficiaries with all necessary tax information and with such periodic reports as the Trustees shall determine in their sole discretion with the advice of counsel.

                  2.4 The Trustees may rely upon, and shall be protected in acting or refraining from acting in reliance upon, any certificate, opinion, statement, instrument or report believed by them to be genuine and to have been signed or presented by the proper person or persons.

                  2.5 The Trustees shall perform their obligations under this agreement with the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his own affairs. The Trustees shall not commingle any of the Trust Property with their own property or the property of any other person.

                  2.6 None of the Trustees shall be liable for any error of business judgment or with respect to any action taken or omitted to be taken by him in his capacity as a Trustee, unless he shall have been grossly negligent or shall have acted with willful misconduct in ascertaining the pertinent facts or in performing any of his rights, powers or duties.

                  2.7 The Trustees shall be indemnified from the Trust Property against any loss, liability, cost, damage or expense that they may incur or sustain in the performance of any of their powers and duties under this agreement unless and to the


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extent the loss, liability, cost, damage or expense shall have been incurred or sustained as a direct result of the Trustees' gross negligence or willful misconduct.

            3. Concerning the Trustees.

                  3.1 The Trustees shall not be required to give a bond or security in respect of their execution or performance of this agreement.

                  3.2 Any of the Trustees may resign as such at any time by giving written notice to the other Trustees at least ninety days prior to the effective date of the resignation. The other Trustees may appoint a successor Trustee or may elect not to do so. If at any time all or the last remaining Trustee shall resign, any Beneficiary may apply to the [court] to appoint a successor to act until a successor shall have been appointed by the Beneficiaries; any successor appointed by the court shall immediately and without further act be superseded by any successor Trustee or Trustees appointed by the Beneficiaries.

                  3.3 Any successor Trustee shall execute and deliver to the Trustees an instrument accepting the appointment, the terms and conditions of which shall be the same as those contained in this agreement, and the successor, without further act, shall be have rights, powers, duties and obligations of the Trustees under this agreement.

            4. Trustees' Compensation.

            The Trustees shall serve under this agreement without compensation and each of them waives any commissions or fees that may be fixed by applicable law for Trustees or fiduciaries. The Trustees shall be entitled to reimbursement from the Trust Property of all of their out-of-pocket expenses incurred in acting as Trustees under this agreement.

            5. Distribution to Beneficiaries; No Certificated Interest.

                  5.1 The Trust Property, net of any amounts used to pay Claims or reserved with respect to payment of Claims then pending, shall be paid by the Trustees to the Beneficiaries from time to time based on the Trustees' determination, in their sole discretion, that the amount held by the Trustees exceeds the amount required to discharge all pending and future Claims; provided, however, that any distribution of shares of Solo Common Stock shall be subject to the limitations set forth in the Asset Acquisition


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Agreement. All distributions to the Beneficiaries shall be made proportionately based upon their respective percentage interests specified in Schedule A hereto.

                  5.2 Interests of the Beneficiaries in the Trust shall not be certificated or represented by any other investment.

            6. Assignment of Right to Distributions.

            No Beneficiary may assign or otherwise transfer any right to distributions under this agreement or any other rights under this agreement other than by will, the laws of descent and distribution or operation of law. No transfer, by operation of law or death, of the right to distributions or other rights shall operate to terminate the Trust under this agreement or entitle any successor or transferee of the Beneficiary to an accounting or to the transfer to it of legal title to any part of the Trust Property.

            7. Termination.

            This trust agreement and the Trust created hereby shall terminate upon the final distribution by the Trustees of all property constituting the Trust Property.

            8. Miscellaneous.

                  8.1 This Agreement is not intended to create and shall not be interpreted as creating an association, corporation, partnership or joint venture of any kind; it is intended as a trust, to be governed and construed in all respects as a trust without transferable shares.

                  8.2 Elektryon shall not have or incur any obligation or liability to any other person on account of any act or failure to act by the Trustees or any other persons.

                  8.3 The Trustees shall not incur any obligation or liability to any other person (under the Purchase Agreement or otherwise) in connection with the transfer by Elektryon to the Trustees of the Trust Property, and no delegation of duty of performance to the Trustees or assumption of liabilities of Elektryon by the Trustees is intended by this agreement.

                  8.4 This agreement contains a complete statement of all of the arrangements between the parties with respect to its subject matter and no amendment,


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termination or waiver of any provision of this agreement shall be effective unless in writing and signed by the parties to this agreement.

                  8.5 Except as provided in this agreement, the rights and obligations of the Trustees under this agreement shall not be assignable, voluntarily, involuntarily or by operation of law, and any purported assignment shall be void.

                  8.6 This agreement shall be governed by the law of the State of New York applicable to agreements made and to be performed in New York.

                                    ELEKTRYON



                                    By:
                                        ----------------------------------
                                        Name:
                                        Title



                                    --------------------------------------
                                    Wendell H. Adair, Jr.


                                    --------------------------------------
                                    Curtis Olsen


                                    --------------------------------------
                                    John Cavalier, Trustee


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                                   SCHEDULE A

          [List of beneficial interests of shareholders to be supplied]



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                                   ASSIGNMENT

                            ________________ __, 2001



Elektryon hereby assigns and transfers to Wendell H. Adair, Jr., Curtis Olsen and John Cavalier (the "Trustees"), as trustees under the Liquidating Trust Agreement among Elektryon and the Trustees dated this date, and the Trustees hereby accept, all of Elektryon's non-cash assets and rights of every kind to be held and disposed of by the Trustees in accordance with the terms of the Liquidating Trust Agreement.

This assignment shall be governed by the law of the State of New York applicable to agreements made and to be performed in New York and cannot be changed or terminated orally.

                                    ELEKTRYON



                                    By:
                                        ----------------------------------
                                        Name:
                                        Title



                                    --------------------------------------
                                    Wendell H. Adair, Jr.


                                    --------------------------------------
                                    Curtis Olsen


                                    --------------------------------------
                                    John Cavalier, Trustee